SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 24, 1999

                              Motor Club of America
             (Exact name of registrant as specified in its charter)


New Jersey                              0-671                   22-0747730
(State or other jurisdiction         (Commission               IRS Employer
of incorporation or organization)    File Number)            Identification No.)

                                95 Route 17 South
                             Paramus, NJ 07653-0931
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (201) 291-2000


          (Former name or former address, if changed since last report)







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Item 2 - Acquisition or Disposition of Assets

     On September 24, 1999, Motor Club of America (the "Company") announced that it had closed its acquisition of North East Insurance Company ("North East"), as previously described in a Current Report on Form 8-K filed on March 18, 1999.

     In connection with the acquisition of North East, Motor Club has announced that First Union National Bank, the exchange agent for the merger, will shortly be mailing exchange materials to North East shareholders of record. Those who hold their North East shares in "street name" will receive similar materials from their brokers soon thereafter.

     As of the closing of the merger, North East's shares are no longer publicly traded. The exchange materials permit North East shareholders to exchange their North East shares for cash, an equivalent number of shares of Motor Club common stock, or a combination thereof. However, only a maximum of 290,389 Motor Club shares will be issued. If, in the aggregate, North East shareholders seek to receive more than this maximum, the number of Motor Club shares issued to each electing shareholder will be reduced pro rata, with cash substituted for the remainder. North East shareholders who fail to return their completed election forms within 25 days of the mailing date will receive only cash in exchange for their North East shares.

     In connection with the closing of the North East transaction, Motor Club reported that it would record charges during the 1999 third quarter of approximately $1.3 million or $.63 per share, after federal income taxes, the majority of which are severance costs at North East; these charges also include Motor Club's own merger-related expenditures.

Item 5 - Other Events.

     Simultaneously, the Company announced that its Board of Directors is naming Patrick J. Haveron as Chief Executive Officer of Motor Club of America. Haveron will be joining Stephen A. Gilbert in that position, and will focus on further diversification of the Company outside New Jersey, while continuing to oversee the Company's financial affairs by remaining Chief Financial Officer. Ronald A. Libby has been elected as President, Chief Operating Officer and a Director of North East, and North East's present Treasurer, Graham S. Payne, will join Motor Club as its Controller and Chief Accounting Officer.

     The Company also reported that its Motor Club of America Insurance Company and Preserver Insurance Company operating units had presently suffered approximately $485,000 or $.23 per share in net losses, after federal income taxes, as a result of Hurricane Floyd. While claim reports are still being submitted, the Company presently anticipates that the amount will not exceed approximately $625,000 or $.30 per share, largely due to the protection provided by its catastrophe coverage.

     Forward-Looking Statement Disclaimer. This Current Report on Form 8-K contains statements that are not historical facts and are considered "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995), including statements concerning the expected benefits of the merger. Consummation of the merger and future benefits therefrom involve various risks and uncertainties, including the risk of material adverse changes in financial markets or the condition of Motor Club and North East; risks associated with Motor Club's and North East's entry into new markets; and state regulatory and legislative actions which can affect the profitability of certain lines of business and impeded the companies' ability to charge adequate rates.

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Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

     In accordance with paragraph (4) of Item 7, not later than November 23, 1999, the Registrant will file financial statements of North East Insurance Company and pro forma financial information on an amendment to this Current Report on Form 8-K.

     (c)  Exhibits.

          Exhibit No.         Description
          ----------          -----------

          99.1                Press release dated September 24, 1999



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   September 28, 1999


                           MOTOR CLUB OF AMERICA


                         By  /s/ Patrick J. Haveron
                             Patrick J. Haveron
                             Chief Executive Officer and Chief Financial Officer



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